[TSFG Logo Omitted]                                                 Exhibit 99.1

Date:             April 15, 2003

Release Date:     Immediate

               THE SOUTH FINANCIAL GROUP REPORTS RECORD EARNINGS;
                         FIRST QUARTER NET INCOME UP 53%

GREENVILLE, SC - The South Financial Group, Inc. (Nasdaq/NM: TSFG) today reported record net income of $20.0 million, an increase of 53% compared with $13.1 million for the first quarter 2002. For the first quarter 2003, net income per diluted share totaled $0.42, a 35% increase from $0.31 per diluted share for the first quarter 2002.

For the first quarter 2003, operating earnings totaled $19.1 million, or $0.40 per diluted share, compared with $14.5 million, or $0.34 per diluted share, for the first quarter 2002. This represents an 18% increase in operating earnings per diluted share.

"I am very pleased to report record operating earnings for the first quarter of 2003," said Mack I. Whittle, Jr., President and Chief Executive Officer of The South Financial Group. "Our strong performance reflects the successful execution of our strategies. For the last eight quarters, we have increased operating earnings per share each quarter. We've built a strong foundation for profitable growth--a solid management team, executable strategies, effective credit risk management, and an evolving sales culture. And we operate in superior banking markets."

Whittle continued, "During the first quarter, loan growth strengthened reflecting the attractiveness of both our banking approach and geographic footprint. We recognized a meaningful reduction in nonperforming assets. Excluding the Rock Hill workout loans, nonperforming assets declined 13% for the quarter, which marked the fourth consecutive quarter of improvement in that key core credit quality component. Our credit risk management process is delivering results, which is critical to success in this challenging economy."

  Earnings Summary - Strong Top-Line Revenue Growth Continues

Strong top-line revenue growth drove TSFG's record performance for the first quarter of 2003. Fully tax equivalent net interest income for the first quarter of 2003 increased 27% over the prior year quarter as average earning assets grew 35%. The net interest margin for first quarter 2003 declined modestly to 3.54%, compared with 3.60% for the fourth quarter 2002 and 3.75% for first quarter 2002. This decline was largely attributable to downward repricing of fixed rate commercial loans and higher investment securities balances, which generally have a lower yield than loans.

Noninterest income increased to $19.9 million for the first quarter 2003, up 71% from $11.6 million for the first quarter 2002. In the first quarter 2003, noninterest income included $2.9 million in gains on sales of securities and equity investments. Excluding these non-operating gains, noninterest income increased 47% to $17.0 million. The increases came principally from fee income increases from service charges on deposit accounts of 42%, mortgage banking origination and secondary marketing income of 75%, brokerage income of 180%, insurance income of 388%, debit card income of 136%, and customer service fees of 45%.

Noninterest expenses increased 40% for the first quarter 2003 versus first quarter 2002, or 36% excluding $1.5 million in merger-related costs. These increases are in part attributable to costs from expanded operations related to the mergers in the second half of 2002, higher amortization of core deposit intangibles from the mergers, and the addition of revenue-producers.

Solid Loan and Transaction Deposit Growth

Loans held for investment at March 31, 2003 increased 20% over the prior year, with accelerating internal loan growth in the first quarter of 2003. Loan growth strengthened to over 7% annualized growth for the first quarter of 2003. Commercial, home equity and indirect consumer loans led the increase.

Total deposits at March 31, 2003 increased 30% over the prior year, principally from transaction accounts. Deposit growth totaled 12% annualized for the first quarter of 2003. Deposit transaction account balances increased at a 26% annualized growth rate for the first quarter of 2003, driven by money market and noninterest-bearing deposits. TSFG continues to enhance its deposit mix by focusing on increasing transaction accounts through increased sales referrals and targeted deposit promotions. The growth in deposit transaction accounts demonstrates how TSFG's Elevate sales process is working.

Meaningful Improvement in Nonperforming Assets

To facilitate quarterly comparisons, two sets of credit quality indicators are provided: one that includes all loans and one that excludes the Rock Hill Bank & Trust workout loans. In connection with the October 2002 purchase from Rock Hill Bank & Trust, The South Financial Group segregated certain identified problem loans into a separately-managed portfolio, referred to as the Rock Hill Bank & Trust Workout Loans. At March 31, 2003, this portfolio totaled $63.6 million, down from $72.4 million at year-end. Nonperforming assets were $32.8 million, and the allowance for loan losses was $11.6 million. Net loan charge-offs for the first quarter 2003, which were fully reserved as of the prior quarter-end, totaled $4.1 million.

Credit Quality Including Rock Hill Bank & Trust Workout Loans. Nonperforming assets declined to 1.59% of loans and other real estate owned at March 31, 2003 from 1.67% at December 31, 2002. Net loan charge-offs increased from 0.37% for the fourth quarter 2002 to 0.85% for the first quarter 2003, primarily due to the disposition of fully-reserved loans in the Rock Hill Bank & Trust Workout Loans and the liquidation of fully-reserved nonperforming loans. As anticipated, the allowance for loan losses declined to 1.46% of period-end loans at March 31, 2003 from 1.58% at December 31, 2002.

Credit Quality Excluding Rock Hill Bank & Trust Workout Loans. The South Financial Group's core nonperforming assets (which exclude the Rock Hill Bank & Trust Workout Loans) declined 13% to 0.87% of loans and other real estate owned at March 31, 2003 from 1.03% at December 31, 2002. This ratio has declined every quarter-end since its peak of 1.34% at the end of the first quarter 2002. Net loan charge-offs increased from $4.4 million for the fourth quarter 2002 to $5.5 million for the first quarter 2003, or from 0.41% to 0.50% of average loans, as write-downs of $1.5 million were incurred to liquidate nonperforming loans with allocated reserves of $2.1 million. The allowance for loan losses declined slightly as a percent of loans held for investment, from 1.24% at December 31, 2002 to 1.22% at March 31, 2003, but increased from 1.56 times to 1.93 times nonperforming loans for the quarter-ends.

General Information

The attached financial highlights provide reconciliations between GAAP net income and operating earnings. Operating earnings exclude merger-related costs, gains on sale of available for sale securities and equity investments, and the cumulative effect of a change in accounting principle. Management believes that excluding these non-operating items provides a clearer understanding of The South Financial Group's financial performance.

The South Financial Group, headquartered in Greenville, South Carolina, is a financial services company with $9.0 billion in total assets and 115 branch offices in South Carolina, Florida, and North Carolina. It operates two subsidiary banks: Carolina First Bank and Mercantile Bank. Carolina First Bank, the largest South Carolina-based commercial bank, operates in South Carolina, North Carolina, and on the internet under the brand name, Bank CaroLine. Mercantile Bank operates in Florida, principally in the Jacksonville, Orlando, and Tampa Bay markets. The South Financial Group's common stock trades on the Nasdaq National Market under the symbol TSFG. Press releases along with additional information may also be found at The South Financial Group's web site: www.thesouthgroup.com.

Conference Call/Webcast Information

         The South Financial Group will host a conference call today at 10:00 a.m. (ET) to discuss the earnings results and provide a live webcast of the call, which may be accessed through The South Financial Group's Internet site at www.thesouthgroup.com under the Investor Relations tab. Additional material information, including forward-looking statements such as trends and future projections, may be discussed during the presentation. To participate in the conference call, please call 1-888-405-5393 or 1-484-630-4135 using the access code "The South." A 7-day rebroadcast of the call will be available via 1-800-945-7436 or 1-402-220-3567. The South Financial Group will also provide a copy of the presentation and supplemental financial information in the Investor Relations section of its website prior to the call.

         This press release contains financial information determined by methods other than in accordance with Generally Accepted Accounting Principles ("GAAP"). The South Financial Group's management uses these non-GAAP measures in their analysis of TSFG's performance. In particular, a number of measures presented adjust GAAP information to exclude the effects of non-operating item (such as merger-related costs, gains or losses on asset sales, and non-operating expenses) and the amortization of intangibles for "cash basis" performance measures. Since these items and their impact on TSFG's performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a clear understanding of the operating results of TSFG. These disclosures should not be viewed as a substitute for GAAP operating results, and furthermore TSFG's non-GAAP measures may not necessarily be comparable to non-GAAP performance measures of other companies.

         Certain matters set forth in this news release may contain forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. These statements, as well as other statements that may be made by management in the conference call, include, but are not limited to, factors which may affect earnings, expected financial results for mergers, estimates of merger synergies and merger-related charges, and credit quality assessment. However, such performance involves risks and uncertainties, such as market deterioration, that may cause actual results to differ materially from those in such statements. For a discussion of certain factors that may cause such forward-looking statements to differ materially from The South Financial Group's actual results, see The South Financial Group's Annual Report on Form 10-K for the year ended December 31, 2002. The South Financial Group undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.

CONTACTS:
         William S. Hummers III, Executive Vice President, (864) 255-7913 Mary M. Gentry, Treasurer, (864) 255-4919

                                    ***END***

                THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES
                              FINANCIAL HIGHLIGHTS
              (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA) (UNAUDITED)

                                                                                     THREE MONTHS ENDED
                                                                                                    RESTATED           %
                                                                                   3/31/03          3/31/02         CHANGE
                                                                                   -------          -------         ------

INCOME STATEMENT
Interest income (tax-equivalent)                                                   $ 99,628         $ 85,875          16.0 %
Interest expense                                                                     33,500           33,895          (1.2)
                                                                                   --------         --------      --------
    Net interest income (tax-equivalent)                                             66,128           51,980          27.2
Less: Tax-equivalent adjustment                                                         657              588          11.7
                                                                                   --------         --------      --------
    Net interest income                                                              65,471           51,392          27.4
Provision for loan losses                                                             5,500            6,238         (11.8)
                                                                                   --------         --------      --------
    Net interest income after provision for loan losses                              59,971           45,154          32.8
                                                                                   --------         --------      --------

NONINTEREST INCOME:
Service charges on deposit accounts                                                   6,960            4,907          41.8
Fees for investment services                                                          2,491            1,427          74.6
Mortgage banking income, excluding impairment                                         2,434              881         176.3
(Impairment) recovery on mortgage servicing rights                                     (262)             200        (231.0)
Gain on trading securities                                                               72               30         140.0
Other                                                                                 5,330            4,153          28.3
                                                                                    -------         --------         -----
    Noninterest income, excluding non-operating gains on asset sales                 17,025           11,598          46.8
                                                                                    -------         --------       -------
Gain on sale of available for sale securities                                           986               29       3,300.0
Gain on equity investments                                                            1,875               11           n/m
                                                                                    -------         --------       -------
    Gains on non-operating asset sales, net                                           2,861               40       7,052.5
                                                                                    -------         --------       -------
    Total noninterest income                                                         19,886           11,638          70.9
                                                                                    -------         --------       -------

NONINTEREST EXPENSES:
Personnel expense                                                                    24,594           18,014          36.5
Occupancy                                                                             4,614            3,545          30.2
Furniture and equipment                                                               4,594            3,596          27.8
Amortization of intangibles                                                             710              239         197.1
Other                                                                                12,881            9,458          36.2
                                                                                    -------          -------       -------
    Noninterest expenses, excluding non-operating items                              47,393           34,852          36.0
Merger-related costs                                                                  1,497                -           n/m
                                                                                    -------          -------       -------
    Total noninterest expenses                                                       48,890           34,852          40.3
                                                                                    -------          -------       -------
Income before income taxes, minority interest, and cumulative
    effect of change in accounting principle                                         30,967           21,940          41.1
Income tax expense                                                                    9,910            6,999          41.6
Minority interest in consolidated subsidiary, net of tax                             (1,012)            (428)        136.4
Cumulative effect of change in accounting principle, net of tax                          -            (1,406)       (100.0)
                                                                                   --------         --------        ------
    Net income                                                                     $ 20,045         $ 13,107          52.9  %
                                                                                   ========         ========        ======

SHARE DATA:
Net income per common share, basic                                                   $ 0.42           $ 0.32          31.3 %
Net income per common share, diluted                                                   0.42             0.31          35.5
Cash dividends declared per common share                                               0.14             0.12          16.7
Average common shares outstanding, basic                                         47,325,448       41,180,460          14.9
Average common shares outstanding, diluted                                       48,257,498       42,059,462          14.7

Supplemental  financial  information,   including  results  for  the  last  five
quarters,  may be found in the  Investor  Relations  section of TSFG's web site:
www.thesouthgroup.com.

                                                                   AT AND FOR THE THREE MONTHS ENDED               % CHANGE
                                                                                                 RESTATED         1ST QUARTER
                                                               3/31/03          12/31/02          3/31/02          2003/2002

BALANCE SHEET (Period End)
Cash and due from banks                                         $ 181,495         $ 201,333        $ 120,439          50.7 %
Interest-bearing bank balances                                     59,515            58,703           68,753         (13.4)
Federal funds sold                                                      -            31,293                -           n/m
Securities                                                      3,422,928         2,572,186        1,655,186         106.8
Loans held for sale                                                60,202            67,218           29,900         101.3
Loans held for investment                                       4,515,133         4,434,011        3,779,682          19.5
Allowance for loan losses                                         (66,133)          (70,275)         (45,208)         46.3
                                                               ----------        ----------       ----------        ------
    Net loans                                                   4,509,202         4,430,954        3,764,374          19.8
                                                               ----------        ----------       ----------        ------
Premises and equipment, net                                       133,261           137,501          112,005          19.0
Intangible assets                                                 242,420           242,182           95,495         153.9
Mortgage servicing rights                                           3,215             4,386            8,040         (60.0)
Other assets                                                      413,175           262,472          232,130          78.0
                                                               ----------        ----------       ----------        ------
    Total assets                                               $8,965,211        $7,941,010       $6,056,422          48.0 %
                                                               ==========        ==========       ==========        ======

Noninterest-bearing deposits                                    $ 757,149         $ 743,174        $ 527,629          43.5 %
Interest-bearing deposits                                       3,978,566         3,849,336        3,113,875          27.8
                                                               ----------        ----------       ----------        ------
    Total deposits                                              4,735,715         4,592,510        3,641,504          30.0
Federal funds purchased and repurchase agreements               2,066,509         1,510,840        1,379,340          49.8
Debt and other borrowed funds                                   1,148,174           998,664          498,336         130.4
Other liabilities                                                 293,329           105,785           66,234         342.9
                                                               ----------        ----------       ----------        ------
    Total liabilities                                           8,243,727         7,207,799        5,585,414          47.6
                                                               ----------        ----------       ----------        ------
Minority interest in consolidated subsidiary                       86,484            86,412           37,023         133.6
Shareholders' equity                                              635,000           646,799          433,985          46.3
                                                               ----------        ----------       ----------        ------
    Total liabilities and shareholders' equity                 $8,965,211        $7,941,010       $6,056,422          48.0
                                                               ==========        ==========       ==========        ======

CAPITAL RATIOS (Period End)
Tier 1 risk-based capital                                            8.46 %            9.21 %           8.87 %
Total risk-based capital                                            10.71             11.66            10.91
Leverage ratio                                                       6.04              7.15             6.56

SHARE DATA (Period End)
Book value per common share                                   $     13.68       $     13.66      $     10.78          26.9 %
Shares outstanding                                             46,405,600        47,347,375       40,261,842          15.3

BALANCE SHEET (Averages)
Total assets                                                  $ 8,387,830       $ 7,244,663      $ 6,134,119          36.7 %
Loans                                                           4,520,965         4,346,823        3,774,762          19.8
Securities                                                      3,009,441         2,172,963        1,735,452          73.4
Total earning assets                                            7,566,149         6,563,909        5,620,956          34.6
Intangible assets                                                 242,104           185,746           96,931         149.8
Interest-bearing liabilities                                    6,846,205         5,863,888        5,070,077          35.0
Total deposits                                                  4,590,625         4,282,840        3,615,594          27.0
Shareholders' equity                                              646,828           555,053          465,426          39.0

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
                                                                                                                     % CHANGE
                                                                                                   RESTATED         1ST QUARTER
                                                                 3/31/03          12/31/02          3/31/02          2003/2002

CREDIT QUALITY
Nonaccrual loans - commercial                                    $ 58,114          $ 61,206         $ 40,521          43.4 %
Nonaccrual loans - consumer                                         2,865             2,384            2,965          (3.4)
Restructured loans                                                     -                 -                -             -
                                                                 --------          --------         --------         -----
    Nonperforming loans                                            60,979            63,590           43,486          40.2
Other real estate owned                                            10,836            10,596            7,143          51.7
                                                                 --------          --------         --------         -----
    Nonperforming assets                                           71,815            74,186           50,629          41.8
                                                                 --------          --------         --------         -----
Nonperforming loans as a % of loans held for investment              1.35 %            1.43 %           1.15 %
Nonperforming assets as a % of loans and OREO                        1.59              1.67             1.34
Allowance for loan losses as a % of loans held for investment        1.46              1.58             1.20
Allowance for loan losses as a % of nonperforming loans              1.08 x            1.11 x           1.04 x
Specific allowance for impaired loans                            $ 14,751          $ 22,016          $ 4,409         234.6
Loans past due 90 days still accruing interest                      3,652             5,414            9,532         (61.7)
Net loan charge-offs:
    QTR ended                                                       9,642             4,049            5,617          71.7
Net loan charge-offs as a % of avg. loans (annualized):
    QTR ended                                                        0.85 %            0.37 %           0.60 %

CREDIT QUALITY - Excluding Rock Hill B&T Workout Loans
Loans held for investment                                      $4,451,498        $4,361,658       $3,779,682          17.8 %
Allowance for loan losses                                          54,514            53,979           45,208          20.6

Nonaccrual loans - commercial                                      25,389            32,212           40,521         (37.3)%
Nonaccrual loans - consumer                                         2,865             2,384            2,965          (3.4)
Restructured loans                                                     -                 -                -             -
                                                               ----------        ----------       ----------         -----
    Nonperforming loans                                            28,254            34,596           43,486         (35.0)
Other real estate owned                                            10,751            10,422            7,143          50.5
                                                               ----------        ----------       ----------         -----
    Nonperforming assets                                           39,005            45,018           50,629         (23.0)
                                                               ----------        ----------       ----------         -----
Nonperforming loans as a % of loans held for investment              0.63 %            0.79 %           1.15 %
Nonperforming assets as a % of loans and OREO                        0.87              1.03             1.34
Allowance for loan losses as a % of loans held for investment        1.22              1.24             1.20
Allowance for loan losses as a % of nonperforming loans              1.93  x           1.56  x          1.04 x
Specific allowance for impaired loans                             $ 6,176           $ 9,429          $ 4,409          40.1
Loans past due 90 days still accruing interest                      3,650             5,392            9,532         (61.7)
Net loan charge-offs:
    QTR ended                                                       5,533             4,416            5,617          (1.5)
Net loan charge-offs as a % of avg. loans (annualized):
    QTR ended                                                        0.50 %            0.41 %           0.60 %

OPERATIONS DATA
Branch offices                                                        115               117               90          27.8 %
ATMs                                                                  104               105               79          31.6
Employees (full-time equivalent)                                    1,647             1,700            1,332          23.6
Internet banking customers                                         43,737            35,227           29,533          48.1

STOCK PERFORMANCE (At Period End)
Market price per share of common stock                            $ 21.65           $ 20.66          $ 20.35           6.4 %
Indicated annual dividend                                            0.56              0.56             0.48          16.7
Dividend yield                                                       2.59 %            2.71 %           2.36 %
Price/book ratio                                                     1.58 x            1.51 x           1.89 x
Market capitalization                                          $1,004,681         $ 978,197        $ 819,328          22.6

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

         The South Financial Group, Inc. and Subsidiaries
               Financial Highlights
      (dollars in thousands, except share data) (unaudited)

                                                                    Three Months Ended
                                                    -------------------------------------------------
                                                           3/31/03               Restated 3/31/02           % Change
                                                    -----------------------   -----------------------  --------------------
                                                                   Diluted                  Diluted                 Diluted
                                                                     EPS                      EPS                    EPS
------------------------------------------------------------------------------------------------------------------------------

RECONCILIATION OF GAAP vs. NON-GAAP MEASURES
NET INCOME, AS REPORTED (GAAP)                           $  20,045   $0.42         $ 13,107    $0.31       52.9 %     35.5  %
Merger-related costs                                         1,497                        -
Related income taxes                                          (479)                       -
                                                         ---------                 --------
    Net income, excluding merger-related items              21,063    0.44           13,107     0.31       60.7       41.9
Adjustments for other non-operating items:
    Gain on sale of available for sale securities             (986)                     (29)
    Gain on equity investments                              (1,875)                     (11)
    Related income taxes                                       916                       13
    Cumulative effect of change in accounting
      principle, net of tax                                      -                    1,406
OPERATING EARNINGS                                          19,118    0.40           14,486     0.34       32.0       17.6
                                                         ---------                ---------
    Add: Amortization of intangibles, net of tax               483                      163
                                                         ---------                ---------
OPERATING EARNINGS, CASH BASIS                           $  19,601   $0.41        $  14,649    $0.35       33.8       17.1
                                                         =========                =========

Average common shares outstanding, diluted              48,257,498               42,059,462                14.7

SELECTED BALANCE SHEET (Averages)
Total assets                                            $8,387,830               $6,134,119                36.7
Intangible assets                                         (242,104)                  96,931               149.8
                                                        ----------               ----------               -----
    Tangible assets                                      8,145,726                6,037,188                34.9
                                                        ----------               ----------               -----

Shareholders' equity                                       646,828                  465,426                39.0
Intangible assets                                         (242,104)                 (96,931)              149.8
                                                        ----------               ----------               -----
    Tangible equity                                        404,724                  368,495                 9.8
                                                        ----------               ----------               -----

PERFORMANCE RATIOS (Annualized)
RETURN ON AVERAGE ASSETS:
Using GAAP earnings                                           0.96 %                   0.85 %
Using operating earnings                                      0.91                     0.94
Using operating earnings, cash basis on
    average tangible assets                                   0.96                     0.97

RETURN ON AVERAGE EQUITY:
Using GAAP earnings                                          12.40                    11.26
Using operating earnings                                     11.82                    12.45
Using operating earnings, cash basis on
    average tangible equity                                  19.37                    15.90

NET INTEREST MARGIN                                           3.54                     3.75

EFFICIENCY RATIOS (TAX EQUIVALENT) (A):
Using GAAP earnings                                          56.84                    54.78
Using operating earnings                                     56.99                    54.82
Using operating earnings, cash basis                         56.14                    54.44


(A) Calculated as noninterest  expenses,  divided by the sum of interest  income
(tax equivalent) and noninterest income.